EXHIBIT 99.1

CONTACT:	Abdo H. Khoury

Chief Financial and Portfolio Officer

(949) 718-4400

NHP ANNOUNCES CLOSE OF CASH TENDER OFFER

FOR MEDIUM-TERM NOTES

(NEWPORT BEACH, California, August 24, 2005)…Nationwide Health Properties, Inc. (NYSE: NHP) announced today the closing of its cash tender offer (the “Offers”) for the outstanding notes set forth in the table below. The tender offer expired at 5:00 p.m., New York City time, on Thursday, August 18, 2005. The table below also sets forth the principal amount of notes for which the Company has received tender offers as of 5:00 p.m., New York City time, on the expiration date.

CUSIP No.	Coupon	Maturity Date	Amount Tendered
63861 QAS7	7.230%	11/8/2006	$5,600,000
63861 QBJ6	7.900%	11/20/2006	$13,000,000
63861 QAT5	7.060%	12/5/2006	$12,175,000
63861 QAU2	7.390%	2/5/2007	$0
63861 QAV0	7.420%	2/5/2007	$20,000,000
63861 QAW8	7.600%	5/10/2007	$20,000,000
63861 QAX6	7.280%	6/18/2007	$28,000,000
63861 QBB3	6.720%	1/22/2008	$0
63861 QBS6	9.750%	3/20/2008	$15,000,000
63861 QBA5	6.690%	1/15/2009	$0
63861 QBM9	7.810%	2/9/2009	$0
62861 QBN7	7.920%	3/18/2009	$18,000,000
63861 QBP2	8.550%	6/5/2009	$0

J.P. Morgan Securities Inc. acted as the Dealer Manager for the tender offer. “We are pleased with the results of the tender offer, which improves our fixed charge coverage ratio by significantly lowering the interest costs on $131,775,000 of our debt,” stated Abdo H. Khoury, NHP’s Chief Financial and Portfolio Officer.

NHP expects to incur a one time charge to be recognized in the third quarter of 2005 in the amount of $8,600,000 as a result of the premiums paid for the tendered notes and the write off of unamortized deferred financing costs associated with the notes tendered.

Nationwide Health Properties, Inc. is a real estate investment trust that invests in senior housing and long-term care facilities. The Company has investments in 426 facilities in 39 states. For more information on Nationwide Health Properties, Inc., visit our website at http://www.nhp-reit.com.

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Certain information contained in this news release includes forward-looking statements. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events or performance and underlying assumptions and other statements which are not statements of historical facts. These statements may be identified, without limitation, by the use of forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should” or comparable terms or the negative thereof. All forward-looking statements included in this news release are based on information available to us on the date hereof. These statements speak only as of the date hereof, and we assume no obligation to update such forward-looking statements for any reason or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. These statements involve risks and uncertainties that could cause actual results to differ materially from those described in the statements. These risks and uncertainties include (without limitation) the following: deterioration in the operating results or financial condition, including bankruptcies, of our tenants; occupancy levels at certain facilities; changes in the ratings of our debt securities; access to the capital markets and the cost of capital; government regulations, including changes in the reimbursement levels under the Medicare and Medicaid programs; the general distress of the healthcare industry; the effect of economic and market conditions and changes in interest rates; the amount and yield of any additional investments; our ability to meet acquisition goals; the ability of our operators to repay deferred rent or loans in future periods; the ability of our operators to obtain and maintain adequate liability and other insurance; our ability to attract new operators for certain facilities; our ability to sell certain facilities for their book value; changes in or inadvertent violations of tax laws and regulations and other factors that can affect real estate investment trusts and our status as a real estate investment trust; and the risk factors described in our annual report on Form 10-K filed with the SEC on February 24, 2005.

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